UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2009

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California		91301
(Address of principal executive offices)		(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On December 22, 2009, THQ Inc. (“THQ”) entered into settlement agreements with World Wrestling Entertainment, Inc. (“WWE”) and JAKKS Pacific, Inc. (“Jakks”) resolving all disputes among the parties related to the WWE video game license and the THQ / Jakks Pacific, LLC (“LLC”) joint venture.  Additionally, THQ entered into an agreement with Jakks which will terminate the LLC and the current license that the LLC holds with the WWE as of December 31, 2009.  The material terms of the agreements are summarized below.

Background

On June 10, 1998, the WWE and the LLC entered into a videogame license agreement which granted the LLC exclusive worldwide rights to publish videogames based upon WWE content (the “License”).  The term of the License expires on December 31, 2009, but is subject to the LLC’s option to renew the License for an additional five years in certain circumstances.

On October 19, 2004, WWE filed a lawsuit in the United States District Court for the Southern District of New York (the “Federal Court”) against Jakks, THQ, the LLC, and others, alleging, among other claims, improper conduct by Jakks, certain executives of Jakks, an employee of WWE and an agent of WWE in granting the License to the LLC.  The complaint sought various forms of relief, including monetary damages and a judicial determination that, among other things, the License is void.  On March 30, 2005, WWE filed an amended complaint, adding both new claims and THQ’s president and chief executive officer, Brian Farrell, as a defendant (collectively, all claims in the Federal Court are referred to as the “Federal Court Claims”).  On March 31, 2006, the Federal Court granted the defendants’ motions to dismiss claims under the Robinson-Patman Act and the Sherman Act.  On December 21, 2007, the Federal Court dismissed the remaining federal claims, based on the RICO Act, and denied a motion by WWE to reconsider the Federal Court’s March 2006 order dismissing WWE’s antitrust claims.  The Federal Court also dismissed WWE’s state law claims, without prejudice to refiling them in state court, for lack of federal jurisdiction.  WWE appealed the Federal Court’s rulings, and on May 19, 2009 the Second Circuit Court of Appeal denied the WWE’s appeal.

On October 12, 2006, WWE filed a lawsuit against THQ and the LLC in the Superior Court of the State of Connecticut (the “Connecticut Court”), alleging that THQ’s agreements with Yuke’s Co., Ltd. (“Yuke’s”), a developer and distributor in Japan, violated a provision of the License prohibiting sublicenses without WWE’s written consent.  The lawsuit sought, among other things, a declaration that WWE is entitled to terminate the License and seek monetary damages (the “Sublicense Claims”).  On December 28, 2007, following the Federal Court’s dismissal of all Federal Court Claims, the Connecticut Court granted WWE’s request to amend its pleadings to assert the state law claims that were originally filed in the Federal Court (the “State Law Claims”).  On July 1, 2008, THQ filed a cross-complaint against Jakks, alleging that, if WWE’s allegations in the Connecticut Court are found to be true, then Jakks breached its contractual, fiduciary and other duties to THQ (the “Connecticut Cross Action”).  On August 29, 2008, the Connecticut Court entered summary judgment against WWE dismissing the State Law Claims, leaving only the Sublicense Claims remaining.  The Connecticut Court subsequently denied WWE’s request for a rehearing on the State Law Claims.  On December 31, 2008, WWE appealed the dismissal of the State Law Claims (the “Connecticut Appeal”).

On June 27, 2009, Jakks advised THQ that it intended unilaterally to send a notice of renewal of the License on behalf of the LLC.  On June 29, 2009, THQ filed a complaint for declaratory relief in California Superior Court, seeking a declaration that Jakks cannot unilaterally renew the License; that THQ need not consent to such renewal; and that a certain non-competition provision in the LLC operating agreement is void and unenforceable.  On June 30, 2009, THQ filed a demand for arbitration pursuant to the terms of the LLC operating agreement on its claim that the non-competition provision in the LLC operating agreement is unenforceable (the “California Arbitration”).  Jakks, purporting to act on behalf of the LLC, sent WWE a notice on June 30, 2009 asserting that the LLC was exercising the renewal right of the License for an additional five years.  Jakks also filed a demand for arbitration in New York with respect to the same issues that are the subject of THQ’s declaratory relief action in California, as well as an additional claim for alleged breach of fiduciary duty by THQ (the “New York Arbitration”).  On July 2, 2009, JAKKS also filed a petition in Supreme Court for the State of New York to compel THQ to participate in the arbitration it filed in New York and enjoin THQ from proceeding with the California Arbitration (the “NY Petition”).  On August 3, 2009, Jakks filed a demurrer to THQ’s declaratory relief action in California.  On August 25, 2009, WWE requested permission from the California Superior Court to file a complaint in intervention in THQ’s declaratory relief action in California.  The California Superior Court denied that request and WWE appealed that decision.  On September 10, 2009, WWE filed its own declaratory relief action in California Superior Court, seeking an order that the non-competition provision in the LLC operating agreement is unenforceable and an order enjoining the enforcement of that provision.

Settlement Agreement between THQ and WWE (the “WWE Settlement Agreement”)

On December 22, 2009, THQ and WWE entered into the WWE Settlement Agreement.  The WWE Settlement agreement provides that (i) THQ will pay $13,175,000 to the WWE; (ii) WWE will dismiss with prejudice all remaining claims against THQ, Jakks and the LLC pending in the Connecticut Court (including the Connecticut Appeal) and the California courts; and (iii) THQ and WWE will release claims against each other (including claims against Brian Farrell) as more fully specified in the WWE Settlement Agreement.  The WWE Settlement Agreement contained a provision stating that it would not become effective unless and until, prior to December 31, 2009, (a) THQ and WWE entered into a new license agreement for WWE video games, (b) WWE enters into a release agreement with Jakks, and (c) THQ enters into a settlement agreement with Jakks.  The WWE Settlement Agreement became effective on December 22, 2009.

Agreement between THQ and Jakks (the “Agreement”)

On December 22, 2009, THQ and Jakks entered into the Agreement.  The Agreement (i) terminates the LLC operating agreement and provides for the parties to dissolve of the LLC as of December 31, 2009; (ii) vests ownership of, and all right, title and interest in and to, all assets, obligations and liabilities of the LLC, including, but not limited to, intellectual property belonging to the LLC in THQ, effective January 1, 2010; (iii) allows THQ to enter into a video game license with WWE effective January 1, 2010; and (iv) provides that the LLC shall not renew the License and that any notice of renewal sent to the WWE shall be of no force and effect and thus the License shall terminate as of December 31, 2009.  As consideration for the termination provisions set forth in the Agreement, THQ agreed to pay Jakks a total of $20 million as follows: (a) $6 million on or before June 30, 2010; (b) $6 million on or before June 30, 2011; (c) $4 million on or before June 30, 2012; and (d) $4 million on or before June 30, 2013.

Settlement Agreement between THQ and Jakks (the “Jakks Settlement Agreement”)

On December 22, 2009, THQ and Jakks entered into the Jakks Settlement Agreement.  The Jakks Settlement Agreement provides that (i) THQ shall make the payments to Jakks as set forth in the Agreement; (ii) THQ will dismiss and/or withdraw with prejudice all claims against Jakks pending in the Connecticut Cross Action, the California Superior Court and the California Arbitration; (iii) Jakks will dismiss and/or withdraw with prejudice all claims against THQ pending in the NY Arbitration and the NY Petition.  THQ and Jakks released all claims against each other as more fully described in the Jakks Settlement Agreement.

The above summaries of the material terms of the WWE Settlement Agreement, the Jakks Settlement Agreement and the Agreement (collectively, the “Agreements”) are not complete statements of the parties’ rights and obligations thereunder.  The above statements are qualified in their entirety by reference to the Agreements.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

	Exhibit Number	Description

	10.1	Settlement Agreement, dated December 22, 2009, between THQ Inc. and World Wrestling Entertainment, Inc.

	10.2	Settlement Agreement and Mutual Release, dated December 22, 2009, by and between THQ Inc., Jakks Pacific, Inc. and THQ/JAKKS Pacific, LLC.

	10.3	Agreement, dated December 22, 2009, between THQ Inc. and Jakks Pacific, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward L. Kaufman
Date: December 29, 2009		Edward L. Kaufman,
Executive Vice President, Business and Legal Affairs

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Settlement Agreement, dated December 22, 2009, between THQ Inc. and World Wrestling Entertainment, Inc.

10.2	Settlement Agreement and Mutual Release, dated December 22, 2009, by and between THQ Inc., Jakks Pacific, Inc. and THQ/JAKKS Pacific, LLC.

10.3	Agreement, dated December 22, 2009, between THQ Inc. and Jakks Pacific, Inc.